                                                                   EXHIBIT 10.25


                        AGREEMENT FOR PURCHASE AND SALE


                                       OF


                                 CAPITAL STOCK


                                       OF


                            SUPERIOR SUPPLY COMPANY

                                     AMONG

                               PAMECO CORPORATION

                                 DON L. MILLER

                                      AND

                             CHARLES P. SCHLEICHER



                             DATED AUGUST 25, 1997

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                AGREEMENT FOR PURCHASE AND SALE OF CAPITAL STOCK
                           OF SUPERIOR SUPPLY COMPANY


          THIS AGREEMENT is made and entered into on this 25th day of August, 1997, by and among PAMECO CORPORATION, a Georgia corporation ("PURCHASER"), DON
L. MILLER ("MILLER") and CHARLES P. SCHLEICHER ("SCHLEICHER") (Miller and Schleicher are referred to herein collectively as the "SHAREHOLDERS" and individually as a "SHAREHOLDER").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Superior Supply Company, a Missouri corporation ("COMPANY"), and the Subsidiaries (as defined in SECTION 3.1) are engaged in the business of wholesale distribution of heating, ventilating, air conditioning and refrigeration equipment, parts and supplies (the "COMPANY'S BUSINESS"); and

          WHEREAS, the Shareholders collectively own of record and beneficially 100% of the issued and outstanding capital stock of Company (collectively, the "SHARES"); and

          WHEREAS, upon the terms and subject to the conditions contained in this Agreement, Purchaser desires to purchase the Shares from the Shareholders, and the Shareholders desire to sell the Shares to Purchaser;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   PURCHASE AND SALE
     -----------------

          1.1  AGREEMENT TO PURCHASE AND SELL THE SHARES.  Subject to the
               -----------------------------------------
terms and conditions contained herein, the Shareholders hereby sell, assign, transfer and convey to Purchaser, and in reliance on and subject to the representations, warranties, covenants and agreements contained herein, Purchaser hereby purchases and acquires from the Shareholders the Shares, free and clear of all Liens (such term and certain other capitalized terms being defined in ARTICLE 7).

          1.2  PURCHASE PRICE.  Subject to adjustment as provided in SECTIONS
               --------------
1.5 AND 1.6, the aggregate purchase price (the "PURCHASE PRICE") to be paid for the Shares shall be $7,000,000.

          1.3  CLOSING.  (a) Consummation of the transactions contemplated in
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this Agreement (the "CLOSING") shall take place at the offices of Kilpatrick
Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, at 10:00 a.m. Atlanta, Georgia time, on August 25, 1997 (the "CLOSING DATE").

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          (b)  At Closing:

               (i) The Shareholders shall deliver to Purchaser certificates representing the Shares, duly endorsed for transfer, with all required stock transfer stamps, if any, affixed.

          (ii) Upon delivery of the certificates representing the Shares by the Shareholders, Purchaser shall pay the Purchase Price as follows:

                    (A) Purchaser shall deposit $525,000 with First Union National Bank ("ESCROW AGENT") to be invested, held and disbursed in accordance with that certain Escrow Agreement, of even date herewith, among Purchaser, the Shareholders and Escrow Agent, a copy of which is attached hereto as EXHIBIT A (such sum, together with all interest thereon and other accretions thereto, the "ESCROW FUND");

                    (B) Purchaser and the Shareholders shall instruct UMB Bank, N.A., to deliver the Earnest Money (as defined in that certain Good Faith Escrow Agreement, dated July 28, 1997, among Purchaser, the Shareholders, and UMB Bank, N.A.) to the Shareholders; and

                    (C) Subject to adjustment as provided in the next paragraph, Purchaser shall pay to the Shareholders by wire transfer to bank accounts designated by the Shareholders, the amount of $6,475,000, less the Earnest Money.

                    (D) The purchase price to be paid to the Shareholders pursuant to this SECTION 1.3 shall be adjusted as follows: (i) if Company's net book value as reflected on the Estimated Closing Date Balance Sheet (as defined in the following paragraph) exceeds Company's net book value as reflected on Company's consolidated balance sheet as of January 31, 1997 (the "JANUARY 31 BALANCE SHEET"), such excess shall be added to the cash purchase price to be paid at the Closing; or (ii) if Company's net book value as reflected on the Estimated Closing Date Balance Sheet is less than Company's net book value as reflected on the January 31 Balance Sheet, such difference shall be subtracted from the cash purchase price to be paid at the Closing.

          (iii) The parties shall mutually agree upon a consolidated balance sheet reflecting the assets and liabilities of Company as of the Closing Date (the "ESTIMATED CLOSING DATE BALANCE SHEET"). Except as expressly provided in this SECTION 1.3(B), the Estimated Closing Date Balance Sheet shall be prepared in accordance with GAAP (as defined in ARTICLE 7). Obsolete Inventory (as defined in ARTICLE 7) of Company and the Subsidiaries shall not be included on the Estimated Closing

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          Date Balance Sheet.  Inventory included on the Estimated Closing Date
          Balance Sheet shall be valued at the lower of Company's or Subsidiaries' cost or fair market value on the Closing Date. Tangible fixed assets shall be included on the Estimated Closing Date Balance Sheet only if they are identifiable, and those which are identifiable shall be reflected at their book value (net of depreciation). A reserve for warranty claims shall be established on the Estimated Closing Date Balance Sheet in accordance with GAAP, net of an adjustment for deferred tax assets. No additional reserve will be established on the Estimated Closing Date Balance Sheet for the amortization of Company's existing asset "Excess of purchase price over net assets" which is reflected on the January 31 Balance Sheet. There will be no adjustment to equity on the Estimated and Closing Date Balance Sheet, and no income tax reserve will be established on the Estimated and Closing Date Balance Sheet, with respect to Company's LIFO reserve. Rebates that Company and the Subsidiaries expect to receive from manufacturers after the Closing Date with respect to purchases occurring prior to the Closing Date will be recorded on the Estimated and Closing Date Balance Sheet as receivables in accordance with GAAP (the "REBATE RECEIVABLES").

          (iv) Purchaser and Miller shall execute an employment agreement in the form of EXHIBIT B attached hereto.

          (v) Purchaser shall cause Company to pay in full all of the debt of Company identified on EXHIBIT C and shall cause any personal guarantees of such debt by the Shareholders to be cancelled.

          (vi) Company and the Subsidiaries shall have entered into leases with the Shareholders with respect to the branches identified on EXHIBIT D, and the obligations of Company and the Subsidiaries under such leases shall be guaranteed by Pameco.

          (c) All deliveries, payments and other transactions and documents relating to Closing shall be interdependent and none shall be effective unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to Closing).

          (d) From time to time and at any time, at Purchaser's reasonable request, after Closing, and without further consideration, the Shareholders shall, at their own expense, execute and deliver such further documents and instruments of conveyance, assignment, and transfer and shall take such further reasonable actions as may be necessary or desirable, in the opinion of Purchaser, to transfer and convey to Purchaser all right, title and interest in and to the Shares, free and clear of all Liens or as may otherwise be necessary or desirable to carry out the intent of this Agreement.

     1.4  PREPARATION OF CLOSING DATE BALANCE SHEET.  (a) Within 60 days after
          -----------------------------------------
the Closing Date, Purchaser will prepare and deliver to the Shareholders a consolidated balance sheet with respect to Company (the "DRAFT BALANCE SHEET") as of the start of business on the Closing Date, and a written calculation of

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the change in assets and liabilities from the Estimated Closing Date Balance
Sheet (the "CALCULATION"). Purchaser will prepare the Draft Balance Sheet in accordance with GAAP, with the exceptions noted in SECTION 1.3(B)(III); provided, however, that the parties acknowledge and agree that (i) the reserve for warranty claims established on the Estimated Closing Date Balance Sheet shall not be adjusted, either up or down, on the Closing Date Balance Sheet (as defined in SECTION 1.4(C)), and (ii) the figure reflected on the Estimated Closing Date Balance Sheet for reserves for damaged inventory, obsolete inventory, shrinkage, excess and idle inventory, and discontinued lines shall not be adjusted, either up or down, on the Closing Date Balance Sheet, although the inventory figure on the Closing Date Balance Sheet may be adjusted for purchases and sales through August 22, 1997, and for returned goods.

          (b) The Shareholders shall have 15 days after receiving the Draft Balance Sheet and the Calculation in which to deliver written notice of objection thereto to Purchaser. Failure to object in writing within such 15 day period shall constitute the Shareholders' final and binding acceptance of the Draft Balance Sheet and the Calculation. If Purchaser and the Shareholders cannot agree upon the Draft Balance Sheet and the Calculation within 15 days after Purchaser receives the Shareholders' written notice of objection, if any, they shall retain a nationally recognized accounting firm (other than Ernst & Young, LLP) to resolve the remaining issues. Such accounting firm's fees and expenses shall be paid one-half by Purchaser and one-half by the Shareholders.

          (c) The determination of such accounting firm will be conclusive and binding upon the parties and shall be reflected in a final consolidated balance sheet with respect to Company approved or prepared by such accountants in accordance with the principles set forth in SECTION 1.3(B)(III). The consolidated balance sheet of Company as at the start of business on the Closing Date and the Calculation, whether determined by agreement of the parties or by such accountants as the case may be, shall be referred to herein as the "CLOSING DATE BALANCE SHEET."

          1.5  PURCHASE PRICE ADJUSTMENTS.  (a)  Upon final determination of
               --------------------------
the Closing Date Balance Sheet, the Purchase Price shall be adjusted as follows:
(i) if Company's net book value as reflected on the Closing Date Balance Sheet exceeds Company's net book value as reflected on the Estimated Closing Date Balance Sheet, Purchaser shall pay to the Shareholders in cash an amount equal to such excess within five calendar days following the date of the final determination of the Closing Date Balance Sheet; or (ii) if Company's net book value as reflected on the Closing Date Balance Sheet is less than Company's net book value as reflected on the Estimated Closing Date Balance Sheet, the Shareholders will reimburse Purchaser in cash the amount of such difference within five calendar days following the date of the final determination of the Closing Date Balance Sheet, provided that such amount shall be paid first from the Escrow Fund to the extent thereof, and thereafter by the Shareholders.

          (b) Anything herein to the contrary notwithstanding, there shall be no Purchase Price adjustment, either up or down, pursuant to this SECTION 1.5 unless such adjustment exceeds $25,000, and the maximum Purchase Price adjustment pursuant to this SECTION 1.5 shall be $200,000.

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          1.6  RECEIVABLES.  (a) The parties acknowledge and agree that any
               -----------
accounts and notes receivables existing on the Closing Date (other than the Rebate Receivables) which are not collected by Purchaser using commercially reasonable collection efforts (which shall include sending invoices and other notices of amounts due, but shall not include the use of outside collection services) within 90 days after Closing may be deemed uncollectible, and Purchaser may, upon written notice to the Shareholders, assign such uncollectible accounts and notes receivables (the "ASSIGNED RECEIVABLES") to the Shareholders prior to 120 days after Closing, and the Shareholders shall be entitled to all subsequent collections with respect to such Assigned Receivables. If Purchaser assigns any accounts and notes receivables to the Shareholders, the Shareholders shall promptly pay to Purchaser in cash the book value of such Assigned Receivables as reflected on the Closing Date Balance Sheet.

          (b) If Purchaser has not collected the Rebate Receivables by March 30, 1998, using commercially reasonable collection efforts, Purchaser may, upon written notice to the Shareholders, assign such uncollectible Rebate Receivables to the Shareholders, and the Shareholders shall be entitled to all subsequent collections with respect to such assigned Rebate Receivables. If Purchaser assigns any Rebate Receivables to the Shareholders, the Shareholders shall promptly pay to Purchaser in cash the book value of such assigned Rebate Receivables as reflected on the Closing Date Balance Sheet. If Purchaser's collection of Rebate Receivables by March 30, 1998, exceeds the amount of Rebate Receivables reflected on Closing Date Balance Sheet, then Purchaser shall promptly pay to the Shareholders such excess; provided, however, that in ascertaining whether rebates received from suppliers relate to periods prior to or following the Closing, such rebates shall be allocated based upon the volume of purchases from the applicable supplier between February 1, 1997 and January 31, 1998.

2.   ADDITIONAL AGREEMENTS
     ---------------------

          2.1  EXPENSES.  All expenses incurred by Purchaser in connection
               --------
with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, counsel and accountants for Purchaser, shall be paid by Purchaser. All expenses incurred by Company and the Shareholders in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, counsel and accountants for Company and the Shareholders, shall be paid by the Shareholders.

          2.2  BROKERS.  The Shareholders hereby represent and warrant that no
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broker or finder has acted on their behalf in connection with this Agreement or the transactions contemplated herein. Purchaser hereby represents and warrants that no broker (other than Copley Browne Inc., whose fee shall be paid by Purchaser) has acted on its behalf in connection with this Agreement or the transactions contemplated herein.

          2.3  COVENANT AGAINST COMPETITION.  (a) In order to induce Purchaser
               ----------------------------
to enter into and perform this Agreement, each Shareholder covenants and agrees that, for a period of five years beginning on the Closing Date, he will not,

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without the prior written consent of Purchaser, for his own account or jointly with another, directly or indirectly, for or on behalf of any Person (as defined in ARTICLE 7), as principal, agent, shareholder, participant, partner, promoter, director, officer, manager, employee, consultant, sales representative or otherwise, except as an employee or on behalf of Purchaser:

          (i) engage or invest in, consult with, or own, control, manage, assist or otherwise participate in the ownership, control or management of, or render services or advise to, or lend his name to, any business engaged in the purchase for resale, sale or distribution within the Territory (as defined in ARTICLE 7) of heating, ventilating, air conditioning and refrigeration equipment, parts and supplies ("PRODUCTS");

          (ii) solicit or assist in the solicitation of any Person having an office or place of business within the Territory and to whom Company or any Subsidiary sold or provided any Products on, or during the two year period prior to, the date of the Closing Date, for the purpose of obtaining the patronage of such Person for the purchase of any Products;

          (iii) solicit or induce, or in any manner assist in the solicitation or inducement of, any Person employed by Company or any Subsidiary (as defined in SECTION 3.1), as an employee, independent contractor or otherwise, to leave such employment, whether or not such employment is pursuant to a contract and whether or not such employment is at will; or

          (iv) use, disclose or reveal to any Person, any Confidential Information (as defined below) of Company and the Subsidiaries; provided, however, that for purposes of this SECTION 2.3, with respect to each Shareholder, Confidential Information shall not include confidential business information that does not constitute a trade secret under applicable Law (as defined in ARTICLE 7) upon the expiration of the fifth anniversary of the Closing Date.

          (b) Notwithstanding anything herein to the contrary, it shall not be a breach of the covenants contained in SECTION 2.3(A) for (i) either Shareholder to own up to 2% of any class of publicly traded securities of any Person or (ii) Schleicher Latz, P.C. to serve solely as legal counsel to any Person engaged in the activities described in SECTION 2.3(A).

          (c) Although the parties have, in good faith, used their best efforts to make the provisions of this SECTION 2.3 reasonable in both geographic area and in duration in light of the financial aspects of the transaction, and it is not anticipated, nor is it intended, by any party hereto that a Tribunal (as defined in ARTICLE 7) of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in both geographic area or in duration, the parties understand and agree that if a Tribunal of competent jurisdiction determines it necessary to reform the scope of this SECTION 2.3 in order to make it reasonable in either geographic area or duration, or otherwise, then damages, if any, for a breach hereof, as so reformed, would be deemed to

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accrue to Purchaser as of and from the date of such a breach only in so far as the damages for such breach relate to an action which occurred within the scope of the geographic area or duration as so reformed.

          (d) For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any and all technical, business and other information which derives economic value, actual or potential, from not being generally known to the public, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists or information concerning actual or potential customers or suppliers, information regarding business plans and operations, methods and plans of operation, marketing strategies, sales and distribution plans or strategies, cost information, pricing strategies, and acquisition and investment plans of Company and the Subsidiaries. Notwithstanding any other provision herein, Confidential Information shall not include any information (i) which is independently developed by a Shareholder without the use of any Confidential Information; (ii) which was in the public domain prior to the disclosure thereof; (iii) any information which comes into the public domain through no fault of a Shareholder; (iv) any information which is disclosed without restriction to a Shareholder by a third Person having the legal right to make such disclosure; or (v) any information which is required to be disclosed by Law or by Order (as defined in ARTICLE 7) of any Tribunal.

          2.4  GOVERNMENT FILINGS.  The parties shall make, or cause to be
               ------------------
made, all filings and submissions required to be made to any Government in connection with the transactions contemplated by this Agreement. Each party shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any Government.

          2.5  EMPLOYEES.  Purchaser agrees to offer continued employment to
               ---------
the employees of Company and the Subsidiaries listed on SCHEDULE 2.5, in accordance with the form of employment agreement attached hereto as EXHIBIT E. In all other instances, employees of Company and the Subsidiaries will be offered employment "at will" and will be subject to the terms, conditions and policies applicable to Pameco's employees generally. Purchaser shall provide all employees of Company and the Subsidiaries not listed on SCHEDULE 2.5 with notice of termination and severance benefits, if applicable, in accordance with Purchaser's policies and practices applicable to its own employees generally; provided, that to the extent severance benefits are based upon years of service, an employee will be given credit for years of service with Company and the Subsidiaries.

     2.6  FILING TAX RETURNS; COOPERATION ON TAX MATTERS.  (a)  Purchaser
          ----------------------------------------------
shall prepare or cause to be prepared and file or cause to be filed all Returns (as defined in SECTION 3.20) for Company and the Subsidiaries for all periods ending on or prior to the Closing Date which are required or permitted to be filed after the Closing Date. Purchaser shall permit the Shareholders to review and comment on each such Return prior to filing. The Shareholders shall reimburse Purchaser for Taxes of Company and the Subsidiaries with respect to such periods within fifteen (15) days after payment by Purchaser or Company and the Subsidiaries of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on

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the face of the Closing Date Balance Sheet.  If Purchaser has not delivered copies of the Returns described in this SECTION 2.6(A) to the Shareholders prior to the final date on which they are required to be filed, subject to applicable extensions, the Shareholders may, upon ten days advance written notice to Purchaser, prepare and file such Returns; provided that they shall permit Purchaser to review and comment on each such Return prior to filing.

          (b) Purchaser shall prepare or cause to be prepared and file or cause to be filed any Returns of Company and the Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. The Shareholders shall pay to Purchaser within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Date Balance Sheet. The reserve established on the Estimated Closing Date Balance Sheet with respect to income taxes shall be calculated as if Superior Supply Company of Topeka, Inc. and Superior Supply Company of Joplin, Inc. filed separate federal income tax returns, and consequently, benefit separately from the graduated rates in the Code applicable to corporations. For purposes of this SECTION 2.6, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Company and the Subsidiaries.

          (c) (i) Purchaser and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns pursuant to this SECTION 2.6 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and the Shareholders agree (A) to retain all books and records with respect to Tax matters pertinent to Company and the Subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or the Shareholders, any extensions thereof) of the respective Taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice

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prior to transferring, destroying or discarding any such books and records, and if the other party so requests, Purchaser or the Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Purchaser and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).


3.   REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
     --------------------------------------------------

          To induce Purchaser to enter into and perform this Agreement, the Shareholders severally represent, warrant and covenant to Purchaser as follows:

          3.1  OWNERSHIP OF SHARES; SUBSIDIARIES.  (a)  The total authorized
               ---------------------------------
capital stock of Company consists of 500,000 shares of common stock, par value $1.00 per share, and 5,000 shares of preferred stock, par value $100 per share. The Shareholders are the record and beneficial owners of the Shares, free and clear of all Liens, and upon consummation of the purchase and sale of the Shares to Purchaser, Purchaser shall be the sole owner of the Shares, free and clear of all Liens (including, without limitation, free and clear of any adverse claims of any Persons shown as former shareholders of Company in Company's stock transfer records). There are no outstanding contracts, demands, commitments or other agreements or arrangements under which the Shareholders (or either of them) or Company are or may become obliged to sell, transfer or assign any of the Shares.

          (b) Except as set forth on SCHEDULE 3.1, Company owns beneficially and of record 100% of the issued and outstanding capital stock (the "SUBSIDIARY SHARES") of each of the corporations listed on SCHEDULE 3.1 attached hereto (individually, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"), free and clear of all Liens. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which the Shareholders (or either of them) or Company are or may become obligated to sell, transfer or assign any of the Subsidiary Shares. Except for the Subsidiary Shares, neither Company nor any Subsidiary owns or has an interest, direct or indirect, or any commitment to purchase or otherwise acquire, any capital stock or other equity interest, direct or indirect, in any other Person.

          (c) The Shares and the Subsidiary Shares are duly authorized, validly issued, fully paid and nonassessable and were authorized, offered, issued and sold in accordance with all applicable securities and other Laws and all rights of the Shareholders and other Persons. No Person has any preemptive rights or other rights to acquire, or adverse claims, with respect to the capital stock of Company or any Subsidiary, whether issued and outstanding or otherwise. There are no outstanding securities convertible into the capital stock or rights to subscribe for or to purchase, or any options for the purchase of, or any agreements or arrangements providing for the issuance (contingent or otherwise) of, or any Actions (as defined in ARTICLE 7) relating to, the capital stock of Company or any Subsidiary. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the Shares or any of the Subsidiary Shares. Company is not, nor is any Subsidiary, subject to any obligation to repurchase or otherwise acquire or retire any of the Shares or any Subsidiary Shares, and neither Company nor any Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to the Shares and the Subsidiary Shares, respectively. All repurchases or redemptions of Company's and each Subsidiary's capital stock have been made in accordance with all applicable Laws, and neither Company nor any Subsidiary has paid any dividend or made any other distribution or payment in respect of its capital stock to any Shareholder or other Person within the past year.

          3.2  ORGANIZATION, AUTHORITY AND QUALIFICATION.  Company and the
               -----------------------------------------
Subsidiaries are corporations duly organized, validly existing and in good standing under the Laws of the jurisdictions indicated on SCHEDULE 3.2. Company and the Subsidiaries have offices and places of business at the locations listed on SCHEDULE 3.2. Company and the Subsidiaries have full corporate power and authority and are entitled to own or lease their respective properties and to carry on their businesses as and in all places where such businesses are conducted and such properties are owned or leased. Except as set forth in
SCHEDULE 3.2, Company and the Subsidiaries are not required to be qualified as foreign corporations in any jurisdiction. The Shareholders have previously furnished or made available to Purchaser true, correct and complete copies of
(i) the articles of incorporation and bylaws of Company and the Subsidiaries,
(ii) the minutes and other similar records of meetings of the shareholders of Company and the Subsidiaries and each of their board of directors, which contain all records of meetings of, and actions taken in lieu thereof by their shareholders, and show all corporate actions taken by their shareholders, each of their board of directors, or any committees thereof, and (iii) Company's and the Subsidiaries' share transfer records, which reflect fully all issuances, transfers and redemptions of their shares since the date of their incorporation.

          3.3  CAPACITY; INCONSISTENT OBLIGATIONS.  (a)  Each Shareholder has
               ----------------------------------
the full right, power, and legal capacity to execute, deliver and perform his obligations under this Agreement. This Agreement has been duly and validly executed and delivered by each Shareholder and constitutes the valid and legally binding obligations of each Shareholder, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

          (b) The execution, delivery and performance of this Agreement will not
(i) result in a violation of Company's or any Subsidiaries' articles of incorporation or bylaws or any Law or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, or any Order, to which Company, any Shareholder or any Subsidiary is a party or by which any of them or any of their respective assets and properties, including, without limitation, the Shares and the Subsidiary Shares, is subject or bound; nor will such actions result in (w) the creation of any Lien on any Share or any of Company's or the Subsidiaries' assets or properties, (x) the acceleration or creation of any Liability (as defined in ARTICLE 7) or obligation of Company or any Subsidiary, (y) the forfeiture of any right or privilege of Company or any Subsidiary, or (z) the forfeiture of any right or privilege of any Shareholder which may affect such Shareholder's ability to perform under this Agreement.

          3.4  CONSENTS.  The execution, delivery and performance by each
               --------
Shareholder of this Agreement and the consummation of the transactions contemplated herein does not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, or (b) impose any other term, condition or restriction on Purchaser, Company or the Subsidiaries pursuant to any business combination or takeover Law.

          3.5  LEGAL COMPLIANCE.  Neither Company nor any Subsidiary is in
               ----------------
default under or in violation of (a) its articles of incorporation or bylaws or
(b) any Order. The operations of Company and the Subsidiaries and their respective predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this Section, any violation of applicable Law that could result in imposition of a fine or other monetary penalty upon Company or any Subsidiary shall be deemed to be a material non-compliance.) Company, the Subsidiaries and the Shareholders have not received any notification of any asserted past or present failure by Company or any Subsidiary to comply with any applicable Law.

          3.6  POSSESSION OF LICENSES.  Company and the Subsidiaries possess
               ----------------------
all franchises, certificates, licenses, permits and other authorizations from Governments and other Persons, free from burdensome restrictions, that are necessary for the ownership, maintenance and operation of their properties and assets and the conduct of their businesses, except where the failure to obtain such franchises, certificates, licenses, permits and authorizations, would not, individually or in the aggregate, have a material adverse effect on the business, assets, properties, Liabilities, affairs, results of operations, conditions (financial or otherwise), cash flows or prospects of Company or any Subsidiary, and neither Company nor any Subsidiary is in violation thereof.

          3.7  FINANCIAL STATEMENTS.  (a)  Prior to the date hereof, the
               --------------------
Shareholders have delivered to Purchaser copies of Company's consolidated financial statements and related documents, as identified in SCHEDULE 3.7, including the audit report thereon of Donnelly Meiners Jordan Kline, independent certified public accountants, for all financial statements relating to the last three complete fiscal years (collectively, the "FINANCIAL STATEMENTS"), including, without limitation, for the fiscal year ended January 31, 1997 (the "REFERENCE DATE"). Except as set forth in SECTION 3.7(B), the Financial Statements are true and correct in all material respects, have been prepared in accordance with GAAP consistently applied, present fairly the financial condition of Company and the Subsidiaries as at the respective dates thereof and the results of Company's and the Subsidiaries' operations and cash flows for the periods then ended, and are consistent with the books and records of Company and the Subsidiaries. The books and records of Company and the Subsidiaries are currently maintained in accordance with GAAP and are true, correct and complete in all material respects.

          (b) The parties acknowledge and agree that the Financial Statements have not been prepared in accordance with GAAP in the following respects: (i) Company has not established a reserve for warranty claims on its balance sheets,
(ii) Company has not amortized an existing asset which is reflected on the Reference Date Balance Sheet (as defined in SECTION 3.9) as "Excess of purchase price over net assets", and (iii) the Estimated Closing Date Balance Sheet and the Closing Date Balance Sheet will include an entry for the Rebate Receivables.

          3.8  LIABILITIES.  Neither Company nor any Subsidiary has any
               -----------
Liability, except (a) those reflected on the Estimated Closing Date Balance Sheet in the amounts reflected thereon (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, product liability, infringement or violation of any Law or Order), and (b) as may be set forth on SCHEDULE 3.8.

          3.9  TITLE TO PROPERTIES.  Company and the Subsidiaries have good
               -------------------
and complete title to all properties and assets reflected on Company's consolidated balance sheet as of the Reference Date (the "REFERENCE DATE BALANCE SHEET"), except inventories and other immaterial assets which have been disposed of in the ordinary course of business since the Reference Date, and on the Estimated Closing Date Balance Sheet, and all other properties and assets necessary to conduct their business as currently being conducted and as conducted during the periods covered by the Financial Statements (other than any leased property), free and clear of Liens, except as may be set forth in the notes to the Reference Date Balance Sheet or on SCHEDULE 3.9.

          3.10  RECEIVABLES.  All notes and accounts receivable shown on the
                -----------
Reference Date Balance Sheet and all such receivables shown on the Estimated Closing Date Balance Sheet are valid and collectible obligations and were not and are not subject to any offset or counterclaim, except for amounts reserved against such receivables which are reflected on the Reference Date Balance Sheet and the Estimated Closing Date Balance Sheet, as applicable.

          3.11  INVENTORIES.  (a)  The inventory of the Company and the
                -----------
Subsidiaries is merchantable and conforms in all material respects to all orders, contracts or commitments for such goods and customary trade standards for merchantable goods. Each item of inventory reflected on the Reference Date Balance Sheet and the books and records of Company and the Subsidiaries has been valued at the lower of cost or market in accordance with GAAP consistently applied.

          (b) All products held by Company and the Subsidiaries for sale to their customers meet the standards of (i) all applicable Laws and (ii) all contractual commitments and warranties of Company and the Subsidiaries to their customers. Neither Company nor any Subsidiary has any Liability, and there is no basis for any Action, for repair or replacement of any products sold by Company or the Subsidiaries or other damages in connection therewith, except for Liabilities and Actions fully covered by manufacturers' warranties. No product sold or otherwise distributed by Company, the Subsidiaries or their respective predecessors prior to the date hereof was, nor has Company, the Subsidiaries or their respective predecessors received any notice claiming the same to be, hazardous or unsafe in design, specification, material, content, function or otherwise.

          (c) No customer of Company or any Subsidiary has any right to return any goods for credit or refund pursuant to any oral or written agreement, understanding or practice which individually or in the aggregate is material, and neither Company nor any Subsidiary presently has any goods in the possession of its customers on consignment or a similar basis.

          3.12  PERSONAL PROPERTY.  (a)  All machinery, equipment, vehicles,
                -----------------
and other items of tangible personal property which are owned or leased by Company or the Subsidiaries are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity with all applicable Laws. Except as set forth on SCHEDULE 3.12, there are no defects or conditions which would cause such tangible personal property to be or become inoperable or unsafe.

          (b) To the Shareholders' knowledge, all lessors of machinery, equipment or other tangible personal property leased by Company and the Subsidiaries have performed and satisfied their respective duties and obligations under such leases. Neither Company nor any Subsidiary has brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

          3.13  BANK ACCOUNTS AND DEPOSIT BOXES. SCHEDULE 3.13 lists each bank
                -------------------------------
in which Company or a Subsidiary maintains an account or safety deposit box, the account numbers, and the names of all persons authorized to draw thereon or have access thereto.

          3.14  REAL PROPERTY.  (a)  Neither Company nor any Subsidiary
                -------------
currently owns, or previously owned, any parcel of real property. Each parcel or tract of real property used in connection with the Company's Business is subject to a written lease or sublease to which Company or a Subsidiary is a party as lessee or sublessee (individually a "REAL PROPERTY LEASE"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. The Shareholders have previously furnished Purchaser with true, correct and complete copies of all Real Property Leases. There is not, with respect to any Real Property Lease (i) any default by Company or any Subsidiary, or any event of default or event which with notice or lapse of time, or both, would constitute a default by Company or any Subsidiary, or (ii) to the knowledge of the Shareholders, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

          (b) The present use, occupancy and operation of the Leased Real Property (as defined in ARTICLE 7), and all Improvements (as defined in ARTICLE
7) to the Leased Real Property, by Company and the Subsidiaries are in compliance with all Laws and private restrictive covenants, and to the Shareholders' knowledge there has not been any proposed change thereto that would affect any of the Leased Real Property or its use, occupancy or operation. There exists no conflict or dispute involving Company or any Subsidiary (or to the knowledge of the Shareholders, any other Person) with any Government or other Person relating to any Leased Real Property or the activities thereon. No portion of the Leased Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would restrict its use, development, occupancy or operation in connection with the Company's Business.

          (c) Neither Company, the Subsidiaries or, to the knowledge of the Shareholders, any other Person, has caused any work or improvements to be performed upon or made to any of the Leased Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

          (d) To the knowledge of the Shareholders, all requisite certificates of occupancy and other permits and approvals required of Company and the Subsidiaries with respect to the Leased Real Property or the Improvements and the use, occupancy and operation thereof by Company and the Subsidiaries have been obtained and paid for and are currently in effect and free of restrictions.

          3.15  ABILITY TO CONDUCT BUSINESS AND INTELLECTUAL PROPERTY RIGHTS.
                ------------------------------------------------------------
(a) Company and the Subsidiaries have the means, rights and information required to offer and sell the products now being offered and sold by them and to perform the services that are presently being performed by them. Neither Company nor any Subsidiary is a party to, either as a licensor or licensee, nor are any of them bound by or subject to, any license agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or confidential information. Except as set forth on SCHEDULE 3.15, Company and the Subsidiaries do not own or use any patents, copyrights, trademarks, service marks, trade names and applications therefor or registrations thereof. There are no rights of third parties with respect to any trademark, service mark, trade secret, trade name, patent, patent application, copyright, invention, device or process which has or could have an adverse effect on the operations of Company or the Subsidiaries. Company and the Subsidiaries have complied with all applicable Laws relating to the filing or registration of "fictitious names" or trade names.

          (b) Company and the Subsidiaries have not interfered with, infringed, misappropriated or otherwise come into conflict with any intellectual property rights of any other Person, and neither Company, the Subsidiaries or any of their officers and directors has ever received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. To the Shareholders' knowledge, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with the proprietary inventions, designs, ideas, processes, methods and other know-how or other intellectual property of Company and the Subsidiaries which are owned or used in the operation of their business.

          3.16  CONTRACTS.  (a)  All Company Contracts (as defined in ARTICLE
                ---------
7) have been entered into in the ordinary course of the Company's Business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Closing. No Company Contract is likely to result in a loss to Company or any Subsidiary upon completion of performance, and all Company Contracts can be fulfilled or performed by Company and the Subsidiaries in accordance with their respective terms without undue or unusual expenditures of money or effort. Company and the Subsidiaries have delivered or made available to Purchaser a true, correct and complete copy of each written Company Contract and a complete and accurate summary of the material terms of each oral Company Contract.

          (b) Company and the Subsidiaries have performed all obligations to be performed by them as of the date of this Agreement under all Company Contracts. There are no existing material defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a material default by Company or any Subsidiary under any Company Contract. No event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy under any Company Contract.

          (c) Neither this Agreement, the Closing or the relationship among Company, the Subsidiaries and Purchaser has caused or is likely to cause the termination or nonrenewal of any Company Contract.

          3.17  INSURANCE.  Company and the Subsidiaries have obtained and
                ---------
maintain insurance policies which provide coverage to insure their assets, properties and business against such risks and in such amounts as are prudent and customary in the industry in which they operate, and all such policies are in full force and effect. Except as set forth on SCHEDULE 3.17, all premiums due on such policies have been paid, and neither Company nor any Subsidiary has received any notice of cancellation with respect thereto. Company and the Subsidiaries do not have any Liability for premiums or for retrospective premium adjustments for any period through the date hereof. SCHEDULE 3.17 lists the types, amounts of coverage and deductibles of all such insurance policies, and true, correct and complete copies thereof have been delivered or made available to Purchaser.

          3.18  CUSTOMERS AND SUPPLIERS.  SCHEDULE 3.18 sets forth the names
                -----------------------
of any sole source suppliers of significant goods, equipment or services to Company and the Subsidiaries with respect to which practical alternative sources of supply are not available, and the names of the top twenty-five customers of Company and each Subsidiary ("SIGNIFICANT CUSTOMERS"). Neither Company, the Subsidiaries or the Shareholders are aware, except as disclosed in SCHEDULE 3.18 that: (i) any supplier or Significant Customer of Company or any Subsidiary intends to discontinue or substantially diminish or change its relationship with Company or such Subsidiary or the terms thereof, or (ii) any supplier of Company or any Subsidiary intends to increase prices or charges for goods or services presently supplied.

          3.19  LITIGATION; CONTINGENCIES.  No Action is pending or, to the
                -------------------------
knowledge of the Shareholders, threatened against, by or affecting Company, the Subsidiaries, the Shares or the Subsidiary Shares. There are no unsatisfied judgments or Orders against Company, the Subsidiaries or any Shareholder or any of their predecessors or to which any of them or their assets and properties are subject.

          3.20  TAXES.  Company and the Subsidiaries have, either separately
                -----
or as a member of a group of corporations eligible or required to file a consolidated Tax return, duly and timely filed all federal, state, municipal, local and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction with respect to all Taxes (collectively, "RETURNS"); all Returns show the correct and proper amount due; and the Taxes shown on all Returns and all Tax assessments received by Company and the Subsidiaries have been paid to the extent that such Taxes or estimates are due. Company and the Subsidiaries have previously provided true, correct and complete copies of all Returns filed with respect to the three (3) tax years preceding the date hereof. All Taxes imposed on Company and the Subsidiaries by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of Company and the Subsidiaries, and such reserves will be adequate to pay all Taxes of Company and the Subsidiaries for all periods through Closing. Except as set forth in SCHEDULE 3.20, there is not now any proposed assessment against Company or any Subsidiary of additional Taxes of any kind. Neither Company nor any Subsidiary is a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of Company or any Subsidiary raised by a Government in writing.

          3.21  EMPLOYMENT AND LABOR MATTERS.  (a) To the Shareholders'
                ----------------------------
knowledge, no employee, agent, consultant or independent contractor who performs services on a regular basis for Company or any Subsidiary plans to discontinue such relationship with Company or such Subsidiary after Closing.

          (b) Neither Company nor any Subsidiary is a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to the Shareholders' knowledge, threatened, between Company or any Subsidiary and any union, labor organization or employee group representing, or seeking to represent, any of their employees, and there has been no attempt by any union, labor organization or employee group to organize any employees of Company or the Subsidiaries at any time in the past five years. Company and the Subsidiaries have substantially complied with all applicable Laws relating to wages, hours, health and safety, payment of social security, withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.

          (c) SCHEDULE 3.21 lists all contracts, agreements or arrangements (written or oral) concerning the employment of any individual by Company or any of the Subsidiaries.

          3.22  EMPLOYEE BENEFIT MATTERS.  (a) SCHEDULE 3.22(A) lists all
                ------------------------
practices, commitments, arrangements and agreements pursuant to which Company or any Subsidiary provides, directly or indirectly, any benefits for employees, including pension, bonus, medical, insurance, profit sharing or any other employee benefits, under any agreements or Laws. Company and the Subsidiaries do not now, and did not at any time in the past, sponsor, maintain or contribute to any employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Company and the Subsidiaries are not required to contribute, and have never been required to contribute, to any multi-employer plan within the meaning of Section 3(37)(A) of ERISA.

          (b) SCHEDULE 3.22(B) lists separately all employee welfare benefit plans within the meaning of Section 3(3) of ERISA maintained by Company or any

Subsidiary or to which Company or any Subsidiary contributes or is required to contribute (collectively, "ERISA PLANS"). True, correct and complete copies of all ERISA Plans, together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been delivered or made available to Purchaser.

          (c) Each ERISA Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Neither Company, the Subsidiaries or the Shareholders or any of their directors, officers, employees or agents, or to the Shareholders' knowledge, any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) has been engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code). Each ERISA Plan that is a group health plan within the meaning of Section 607(1) of ERISA and Section 4980B of the Code is in compliance with the continuation coverage requirements of Section 601 of ERISA and Section 4980B of the Code. There are no pending claims or, to the Shareholders' knowledge, threatened claims by or on behalf of any ERISA Plan, by any employee or beneficiary covered under such ERISA Plan or by any Government or otherwise involving such ERISA Plan or any of its fiduciaries (other than for routine claims for benefits).

          (d) Neither Company nor any Subsidiary is bound to provide, and none of them do provide, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of Company or such Subsidiary beyond their retirement or other termination of service with Company or such Subsidiary other than (i) coverage mandated by applicable Law, (ii) deferred compensation benefits accrued as Liabilities, or (iii) benefits, the full cost of which is borne by the current or former employee or his beneficiary.

          (e) Except as provided in SECTION 2.5, neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of Company or any Subsidiary to severance pay, unemployment compensation or any similar or other payment, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee, officer or director.

          3.23  ENVIRONMENTAL MATTERS.  Company and the Subsidiaries hold all
                ---------------------
Environmental Permits (as defined in ARTICLE 7) necessary for conducting their business and operations and have conducted, and are presently conducting, their respective businesses and operations in full compliance with all applicable Environmental Laws (as defined in ARTICLE 7) and Environmental Permits, including, without limitation, all record keeping and filing requirements.
There is no existing or pending Environmental Law with a future compliance date that will require operational changes, business practice modifications or capital expenditures at any Leased Real Property (or any other property presently or formerly owned, operated or controlled by Company or any Subsidiary or as to which Company or any Subsidiary may bear responsibility or Liability), or any Improvements thereon. All Hazardous Materials and Solid Waste (as defined in ARTICLE 7), on, in, or under the Leased Real Property, or owned by Company or any Subsidiary, wherever located, have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Leased Real Property, or adjacent property, will subject Company, the Subsidiaries or any subsequent owner, occupant or operator of such Leased Real Property to corrective or compliance action or any other Liability. There are no presently pending, or to the Shareholders' knowledge, threatened Actions or Orders against or involving Company or any Subsidiary (including any other Person for whose acts or omissions Company or such Subsidiary is responsible) relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits, nor is Company or any Subsidiary subject to any Liability for any such past or ongoing violation.

          3.24  ABSENCE OF CERTAIN BUSINESS PRACTICES.  Neither Company, the
                -------------------------------------
Subsidiaries or any officer, employee or agent of Company or any Subsidiary, nor any other person acting on behalf of Company or any Subsidiary, has, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any person who is or may be in a position to help or hinder Company's Business (or assist Company or any Subsidiary in connection with any actual or proposed transaction) which (a) might subject Company or any Subsidiary to any material damage or penalty in any Action or which might have a material adverse effect on Company or such Subsidiary or either of their assets and properties, (b) if not given in the past, might have had a material adverse effect on Company's Business or the assets and properties of Company or any Subsidiary, or (c) if not continued in the future, might have a material adverse effect on Company or any Subsidiary or which might subject Company or such Subsidiary to material damage or penalty in any Action.

          3.25  AGREEMENTS AND TRANSACTIONS WITH RELATED PARTIES.  Except as
                ------------------------------------------------
set forth in SCHEDULE 3.25, neither Company nor any Subsidiary is directly or indirectly a party to any contract, agreement or lease with, or any other commitment to, (a) any Person owning, or formerly owning, beneficially or of record, directly or indirectly, any of the shares of or other equity interest in Company or any Subsidiary, (b) any Affiliate (as defined in ARTICLE 7) of such a Person, (c) any director or officer of Company or any Subsidiary, (d) any Person in which any of the foregoing Persons has, directly or indirectly, at least a 5% beneficial interest in the capital stock or other type of equity interest of such Person, or (e) any partnership in which any of the foregoing Persons is a general partner or has at least a 5% beneficial interest (any or all of the foregoing being referred to herein as "RELATED PARTIES"). Without limiting the generality of the foregoing, except as set forth on SCHEDULE 3.25, (x) no Related Party, directly or indirectly, owns or controls any assets or properties which are or have been used in Company's Business, and (y) no Related Party, directly or indirectly, engages in or has any significant interest in or in connection with any business (i) which is or which within the last three years has been a competitor, customer or supplier of Company or any Subsidiary or has done business with Company or any Subsidiary, or (ii) which as of the date hereof sells or distributes products or services which are similar or related to the products or services of Company or the Subsidiaries.

          3.26  ABSENCE OF CHANGES.  Except as expressly provided for in this
                ------------------
Agreement or as set forth on SCHEDULE 3.26, since the Reference Date:

          (a) there has been no change in the business, assets, properties, Liabilities, affairs, results of operations, conditions (financial or otherwise), cash flows or prospects of Company or any Subsidiary or in their relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which have had or will have a material adverse effect on Company or the Subsidiaries in the aggregate or individually;

          (b) there has been no damage, destruction or loss to the assets, properties, or business of Company or any Subsidiary, whether or not covered by insurance;

          (c) the business of Company and the Subsidiaries has been operated in the ordinary course and consistent with its prior practices;

          (d) the books, accounts and records of Company and the Subsidiaries have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years and in accordance with GAAP (except as otherwise noted herein), and there has been no amendment to the articles of incorporation or bylaws of Company or any Subsidiary;

          (e) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of Company or any Subsidiary, nor has there been any direct or indirect redemption, retirement, purchase or other acquisition of any of the capital stock or other securities of Company or any Subsidiary, other than the redemption of 8,800 shares of common stock of Superior Supply Company of Topeka and 2,500 shares of common stock of Superior Supply Company of Joplin;

          (f) no Liability of Company or any Subsidiary has been discharged or satisfied, other than in the ordinary course of business and consistent with prior practice;

          (g) there has been no Lien (other than Liens for current Taxes which are not yet due and payable) created on or in the assets of Company or any Subsidiary;

          (h) there has been no sale, transfer, lease or other disposition of any asset of Company or any Subsidiary to any Related Party or, except in the ordinary course of the Company's Business, to any other Person, and no debt to, or claim or right of, Company or any Subsidiary has been canceled, compromised, waived or released;

          (i) no Liability has been incurred by Company or any Subsidiary, except in the ordinary course of business and consistent with its prior practice;

          (j) there has been no amendment, termination or waiver of, or any notice of any amendment, termination or waiver of, any right of Company or any Subsidiary under any Company Contract or under any franchise, certificate, license, permit or authorization from any Government;

          (k) Company and the Subsidiaries have not entered into any agreement, contract, lease or license outside the ordinary course of business;

          (l) Company and the Subsidiaries have not delayed or postponed the payment of any accounts payable or other Liabilities outside the ordinary course of business; and

          (m) there has been no change in the authorized, issued or outstanding shares or other securities of Company or any Subsidiary.

          3.27  FULL DISCLOSURE.  No representation or warranty of the
                ---------------
Shareholders contained in this Agreement or any instrument, certificate, agreement or other writing delivered by or on behalf of any Shareholder pursuant to this Agreement, or in connection with the transactions contemplated herein contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading. To the Shareholders' knowledge, there is no fact which adversely affects, or in the future may adversely affect, the business, assets, properties, liabilities, affairs, actual or anticipated results of operations, condition (financial or otherwise), cash flows or prospects of Company or the Subsidiaries which has not been or is not disclosed in this Agreement or in the other instruments, certificates, agreements and writings furnished to Purchaser by or on behalf of the Shareholders pursuant to this Agreement or in connection with the transactions contemplated herein.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER
     -------------------------------------------

          As an inducement to the Shareholders to enter into and perform this Agreement, Purchaser hereby represents, warrants and covenants to the Shareholders as follows:

          4.1  ORGANIZATION.  Purchaser is a corporation duly organized and
               ------------
validly existing under the Laws of the State of Georgia.

          4.2  AUTHORIZATION; NO INCONSISTENT AGREEMENTS.  Purchaser has full
               -----------------------------------------
corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes its valid and legally binding obligation, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

          4.3  INCONSISTENT OBLIGATIONS.  The execution, delivery and
               ------------------------
performance of this Agreement and the consummation of the transactions contemplated herein will not result in a violation of Purchaser's articles of incorporation or bylaws or any Law, or in a breach of, conflict with or default under any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, or any Order, to which Purchaser is a party or by which any of Purchaser's assets or properties is subject or bound; nor will such actions result in the creation of any Lien on any of Purchaser's assets or properties, or the acceleration or creation of any debt of Purchaser.

          4.4  FULL DISCLOSURE.  No representation or warranty of Purchaser
               ---------------
contained in this Agreement, or in any schedule, instrument, certificate, agreement or other writing delivered by Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

5.  INDEMNITIES

          5.1  INDEMNIFICATION OF PURCHASER.  In accordance with and subject
               ----------------------------
to the provisions of this ARTICLE 5, the Shareholders (collectively, the "INDEMNITORS") shall, severally, indemnify and hold harmless Purchaser, its Affiliates and their officers, directors, agents and employees (collectively, "INDEMNITEES") from and against and in respect of any loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "INDEMNIFIED LOSSES"), suffered or incurred by any Indemnitee by reason of, or arising out of:

          (a) any misrepresentation or breach of representation or warranty contained in this Agreement, or any instrument, certificate, agreement or other writing delivered by or on behalf of any Shareholder pursuant to this Agreement, or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of Company, any Subsidiary or any Shareholder contained in this Agreement, or any instrument, certificate, agreement or other writing delivered to Purchaser by or on behalf of any Shareholder pursuant to this Agreement or in connection with the transactions contemplated herein;

          (b) all obligations and Liabilities of Company and the Subsidiaries other than those reflected on the Closing Date Balance Sheet, whether direct or indirect, fixed or contingent, known or unknown, including, without limitation, all obligations and Liabilities resulting from or arising out of any default, performance or non-performance by Company or any Subsidiary under or with respect to any Company Contract;

          (c) all obligations and Liabilities of Company and the Subsidiaries arising out of the audits disclosed on SCHEDULE 3.20;

          (d) all obligations, Liabilities and expenses of Company, the Subsidiaries and Pameco arising out of the action by Gladstone Management Services against Superior Supply Company and others (including, without limitation, any Orders entered therein and any appeals thereof) and the facts and circumstances giving rise to such claim; and

          (e) all Actions, Orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

          5.2  PAYMENT.  The Indemnitors shall, subject to the provisions of
               -------
this SECTION 5.2, reimburse the Indemnitees entitled to recover Indemnified Losses within 10 days of written demand on the Indemnitors therefor. If the

Indemnitors object to any claim made by an Indemnitee hereunder and the Indemnitee initiates legal action with respect thereto, the Indemnitee agrees to join all affected parties in such action so that the rights and liabilities of the parties under this Agreement with respect to such claim may be resolved in one action. If any claim for Indemnified Losses that does not relate to a claim or Action by a third party arises after the date hereof, the Indemnitee Agent (as defined in SECTION 5.3) shall provide written notice thereof to the Shareholders. The amount and liability for such claim shall be deemed final unless the Shareholders notify the Indemnitee Agent in writing within 45 days of their receipt of such written notice that they dispute such claim. The Indemnitors shall pay or reimburse the Indemnitees, on a pro-rata basis, for any such Indemnified Loss within 30 days after such loss is deemed final.

          5.3  DEFENSE OF CLAIMS  .  (a)  If any claim or Action by a third
               -----------------
party arises after the date hereof for which an Indemnitor may be liable under the terms of this Agreement, then Purchaser, as the agent for Indemnitees (the "INDEMNITEE AGENT"), shall notify the Shareholders, within a reasonable time after such claim or Action arises and is known to Purchaser, and shall give the Indemnitors a reasonable opportunity: (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitees; (ii) to take all other required steps or proceedings to settle or defend any such claim or Action; and (iii) to employ counsel to contest any such claim or Action in the name of the Indemnitees or otherwise.

          (b) The expenses of all proceedings, contests or lawsuits with respect to such claims or Actions shall be borne by the Indemnitors. If the Indemnitors wish to assume the defense of such claim or Action, then the Shareholders shall give written notice to the Indemnitee Agent within 30 days after notice from the Indemnitee Agent of such claim or Action (unless the claim or action reasonably requires a response in less than 30 days after the notice is given to the Shareholders, in which event the Shareholders shall notify the Indemnitee Agent at least 10 days prior to such reasonably required response date), and the Shareholders shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitees; provided that the Indemnitees may participate in such defense at their own expense. The Indemnitees shall have the right to control the defense of the claim or Action unless and until the Indemnitors shall (i) assume the defense of such claim or Action, and (ii) acknowledge in writing to the Indemnitee Agent that the Indemnitors shall be obligated under the terms of their indemnity hereunder to the Indemnitees in connection with such claim or Action.

          (c) If the Indemnitors do not assume the defense of, or if after so assuming the Indemnitors fail to defend, any such claim or Action, then the Indemnitees may defend against such claim or Action in such manner as the Indemnitees may deem appropriate; provided, however, that the Indemnitors may participate in such defense at their own expense; and provided further that the Indemnitees may not settle such claim or Action without the Indemnitors' prior written consent, which will not be unreasonably withheld. The Indemnitors shall promptly reimburse the Indemnitees for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnitees in connection with the defense against and settlement of such claim or Action. If no settlement of such claim or Action is made, the Indemnitors shall satisfy any judgment rendered with respect to such claim or in such Action, before the Indemnitees are required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnitee in the defense of such claim or Action.

          (d) If a final non-appealable Order is rendered against the Indemnitees in any Action covered by the indemnification hereunder, or any Lien in respect of such Order attaches to any of the assets of the Indemnitees, the Indemnitors shall immediately upon such entry or attachment pay any amount required by such Order in full, or discharge such Lien unless, at the expense and request of the Indemnitors, an appeal is taken under which the execution of the Order or satisfaction of the Lien is stayed. If and when a final Order is rendered in any such Action, the Indemnitors shall forthwith pay any amount required by such Order or discharge such Lien before the Indemnitees are compelled to do so.

          5.4  SURVIVAL.  (a)  No investigation made heretofore by Purchaser
               --------
shall limit or affect the representations, warranties, covenants and indemnities of the Shareholders hereunder, each of which shall survive any such investigation. For purposes of the indemnification provided in this ARTICLE 5, the representations and warranties of the Shareholders contained in this Agreement, and all certificates, instruments, agreements or other writings delivered by or on behalf of any Shareholder pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by Purchaser and the Closing, and shall continue in full force and effect for the periods specified below (the "SURVIVAL PERIOD"):

              (i) the representations and warranties relating to the reporting, payment or liability for Taxes or environmental matters shall survive until the expiration of any applicable statute or period of limitations, and any extensions thereof; and

              (ii) all other representations and warranties of the Shareholders (other than those contained in SECTIONS 3.1, 3.2, 3.3, AND 3.4, which shall survive indefinitely) shall be of no further force and effect upon the third anniversary of the Closing.

          (b) Anything herein to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made prior to the expiration of the Survival Period but not resolved prior to its expiration, but any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

          5.5  NO LIABILITY OR CONTRIBUTION BY COMPANY.  Neither Company nor
               ---------------------------------------
any Subsidiary shall have any Liability to any Shareholder as a result of any misrepresentation or breach of representation or warranty contained in this Agreement, any other agreement or in any schedule or the breach of any covenant or agreement of any Shareholder contained in this Agreement, any other agreement or the schedules, and no Shareholder shall have any right of indemnification or contribution against Company or the Subsidiaries on account of any event or condition occurring or existing prior to or on the date hereof.

          5.6  LIMITATION.  The maximum liability of the Shareholders in the
               ----------
aggregate under this Agreement for a breach of the representations and warranties contained in ARTICLE 3 shall be limited to fifty percent of the Purchase Price, as adjusted pursuant to SECTIONS 1.5 AND 1.6; provided, however, that with respect to a breach of the representations and warranties contained in
SECTION 3.20, the maximum liability of the Shareholders shall be limited to the Purchase Price.

          5.7  INDEMNIFICATION OF THE SHAREHOLDERS.  Purchaser shall indemnify
               -----------------------------------
and hold harmless the Shareholders and their heirs and executors from and against and in respect of any loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement, suffered or incurred by either Shareholder or their respective heirs and executors by reason of, or arising out of: (a) any misrepresentation or breach of representation or warranty of Purchaser contained in this Agreement, or any instrument, certificate, agreement or other writing delivered by or on behalf of Purchaser pursuant to this Agreement, or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of Purchaser contained in this Agreement, or any instrument, certificate, agreement or other writing delivered to either Shareholder by or on behalf of Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein; and (b) all Actions, Orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification. The maximum liability of Purchaser in the aggregate under this Agreement for a breach of the representations and warranties contained in ARTICLE 4 shall be limited to 50% of the Purchase Price, as adjusted pursuant to SECTIONS 1.5 AND 1.6.

6.   MISCELLANEOUS
     -------------

          6.1  NOTICES.  All notices and other communications required or
               -------
permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this SECTION 6.1 on the date of such facsimile), or three days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery or postal service and duly addressed, or that receipt of a facsimile was confirmed by the recipient as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are:



(i)                If to Purchaser:         Pameco Corporation
                                            1000 Center Place
                                            Norcross, Georgia  30093
                                            Attn:  Mark Graham
                                            Telephone No.:  (770) 798-0700
                                            Facsimile No.:  (770) 798-0681

                   With copies to:          Kilpatrick Stockton LLP
                                            Suite 2800
                                            1100 Peachtree Street
                                            Atlanta, Georgia 30309-4530
                                            Attn:  James Steinberg.
                                            Telephone No.:  (404) 815-6500
                                            Facsimile No.:  (404) 815-6555

(ii)               If to the Shareholders:  Don L. Miller
                                            6205 North Mattox Road
                                            Kansas City, Missouri 64151

                                            Charles P. Schleicher
                                            800 West 47th Street
                                            Kansas City, Missouri  64112
                                            Telephone No.:  (816) 756-0800
                                            Facsimile No.:  (816) 561-3185

                   With copies to:          Schleicher Latz, P.C.
                                            418 Plaza Center Building
                                            800 West 47th Street
                                            Kansas City, Missouri 64112
                                            Attn:  Steven Schleicher
                                            Telephone No.:  (816) 756-0800
                                            Facsimile No.:  (816) 561-3185

          (b) Any party may change the address(es) or facsimile number(s) to which notices or other communications to such party shall be delivered, mailed or transmitted by giving notice thereof to the other parties hereto in the manner provided herein.

          6.2  COUNTERPARTS.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          6.3  GOVERNING LAW.  The validity and effect of this Agreement shall
               -------------
be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws rules.

          6.4  SUCCESSORS AND ASSIGNS AND SUBSTITUTE PURCHASER.  This
               -----------------------------------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The Shareholders may not assign, delegate or otherwise transfer any of their rights or obligations under this Agreement without the prior written consent of Purchaser. This Agreement may be assigned by Purchaser to any Affiliate of Purchaser, including any Affiliate of Purchaser formed now or in the future for the purpose of acquiring the Shares, but no such assignment shall relieve Purchaser of its obligations hereunder.

          6.5  PARTIAL INVALIDITY AND SEVERABILITY.  All rights and
               -----------------------------------
restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any Law and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable by a Tribunal of competent jurisdiction, then the remaining terms hereof, or part thereof, shall constitute the agreement of the parties with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          6.6  WAIVER.  Any term or condition of this Agreement may be waived
               ------
at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing expressly referring to this Agreement and signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

          6.7  INTERPRETATION.  The parties are equally responsible for the
               --------------
content of this Agreement. In any Action which involves the interpretation of an alleged ambiguity, the language herein shall not be more strictly construed against one party (as the drafter) than the other.

          6.8  ENTIRE AGREEMENT.  This Agreement supersedes all prior
               ----------------
discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

7.  DEFINITIONS

          7.1  DEFINITIONS.  For purposes of this Agreement, the following
               -----------
terms have the meanings specified with respect thereto below:

          "ACTION" means any action, suit, litigation, complaint, counterclaim,
           ------
claim, petition, investigation, mediation contest, set-off or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government, any Tribunal or any other Person.

          "AFFILIATE" of any Person means any other Person directly or
           ---------
indirectly controlling, controlled by, or under direct or indirect common control with the former person, where "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of another person, whether through the ownership of voting securities, by contract or otherwise.

          "COMPANY CONTRACTS" means all existing written and oral material
           -----------------
agreements and commitments of Company and the Subsidiaries, including, without limitation, all employment and consulting contracts, union contracts, distributorship agreements, agreements with suppliers and customers, leases, licenses, employee benefit plans, deferred compensation agreements, indentures, notes, bonds, mortgages, security agreements, loan agreements, guarantees, franchise agreements, agreements in respect of the issuance, sale, repurchase or transfer of the Shares, bonds or other securities, powers of attorney, and any contract which involves aggregate payments of more than $10,000 or has a term or requires performance over a period of more than one year, provided that Company Contracts do not include any purchase or sale order arising in the ordinary course of business that involves aggregate purchases or sales of less then $10,000.

          "ENVIRONMENTAL LAW" means a Law relating to health, safety or the
           -----------------
environment, including, without limitation, a Law relating to the manufacture, generation, processing, distribution, application, use, treatment, transport or handling, storage (whether alone or below ground) of, or emissions, discharges, releases or threatened releases into the environment (including, without limitation, ambient air, surface water, ground water, soil and subsoil) of, pollutants, contaminants, petroleum products, chemicals, or industrial waste, Hazardous Materials, other solids, liquids, gases or wastes (including Solid Waste), heat, light, noise, radiation, electro-magnetic fields and other forms of matter or energy of every kind and nature and the proper containment and disposal of the same, or to occupational or worker safety and health.

          "ENVIRONMENTAL PERMITS" means all permits, licenses, certificates,
           ---------------------
approvals, authorizations, regulatory plans and compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Law, or entered into by agreement of the party to be bound, relating to activities that affect human health or the environment, including, without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

          "GAAP" means generally accepted accounting principles, consistently
           ----
applied.

          "GOVERNMENT" means any federal, national, state, provincial, local,
           ----------
municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

          "HAZARDOUS MATERIAL" means any substance or material, including,
           ------------------
without limitation, any raw material, commercial product, waste or waste product that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including, without limitation, all substances and materials designated as hazardous or toxic under any applicable Environmental Law and including, without limitation, gasoline, fuel oil and other petroleum products.

          "IMPROVEMENTS" means all buildings, structures and other improvements
           ------------
of any and every nature located on the Leased Real Property and all fixtures attached or affixed, actually or constructively, to the Leased Real Property or to any such buildings, structures or other improvements.

          "KNOWN," "TO THE KNOWLEDGE OF," "AWARE" or words of similar import
           -----    -------------------    -----
employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity has made reasonable and diligent efforts under the circumstances to become knowledgeable; the knowledge of the Shareholders shall be deemed to be their individual and collective knowledge (as defined above).

          "LAWS" mean all federal, national, international, state, provincial,
           ----
local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions, common law, equity or similar laws or legal requirements as in effect from time to time.

          "LEASED REAL PROPERTY" means all leasehold and similar interests in
           --------------------
real property leased from third parties by Company and the Subsidiaries for use in operation of the Company's Business, and all of Company's and the Subsidiaries' rights, title and interest in and to all Improvements thereon, together with all easements, rights-of-way, licenses and other interests therein.

          "LIABILITY" means any liability or obligation whether known or
           ---------
unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

          "LIEN" means any mortgage, pledge, hypothecation, security interest,
           ----
encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records, Uniform Commercial Code indices or other similar public records of any jurisdiction).

          "OBSOLETE INVENTORY" means $51,000.
           ------------------

          "ORDERS" means any order, writ, judgment, decree, ruling, consent
           ------
agreement, or award of or by any Tribunal or entered by consent of the party to be bound.

          "PERSON" means an individual, partnership, joint venture, corporation,
           ------
limited liability company, trust, unincorporated organization, or Government.

          "TAXES" means any present or future taxes, levies, imposts, duties,
           -----
fees, assessments, deductions, withholdings or other charges of whatever nature, including, without limitation, income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America, any state, or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar liabilities with respect thereto.

          "TERRITORY" means the following states:  Arkansas, Kansas, Missouri,
           ---------
and Oklahoma.

          "TRIBUNAL" means any federal, national, state, local, municipal or
           --------
foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.

          7.2  CONSTRUCTION.  As used in this Agreement, unless the context
               ------------
otherwise requires: (i) references to "article" or "section" are to an article or section of this Agreement; (ii) references to "exhibits" and "schedules" are to exhibits and schedules attached hereto, which are incorporated herein by reference and made a part of this Agreement; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define, or limit any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their duly authorized officers and agents as of the day and year first above written. Signatures of the parties transmitted by facsimile shall be valid and binding for all purposes.

                                PURCHASER:

                                PAMECO CORPORATION


                                By:
                                   --------------------------------------
                                    Name:
                                         --------------------------------
                                    Title:
                                          -------------------------------



                                THE SHAREHOLDERS:


                                -----------------------------------------
                                DON L. MILLER


                                -----------------------------------------
                                CHARLES P. SCHLEICHER